UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 1, 2006

Chardan North China Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51431	20-2479743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

625 Broadway, Suite 1111
San Diego, California 92101
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(858) 847-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Chardan North China Acquisition Corporation (“CNCAC”) has withdrawn its registration statement on Form S-4 because it was a duplicate of the registration statement on Form S-4 filed by CNCAC’s wholly owned subsidiary, HLS Systems International, Ltd (“HLS”). That HLS registration statement is in the process of being reviewed by the SEC. The HLS registration statement and all amendments can be reviewed at www.sec.gov.

Stockholders of CNCAC are urged to read the proxy statement/prospectus contained in the HLS registration statement and the other relevant documents filed or to be filed with the SEC because they contain important information about HLS, CNCAC, HollySys and the proposed transaction. The final proxy statement/prospectus will be mailed to CNCAC stockholders after the HLS registration statement is declared effective. These documents can also be obtained from CNCAC by directing a request to Lori Johnson, Chardan Capital, 625 Broadway, Suite 1111, San Diego, California 92101.

The HLS registration statement has not yet become effective and the shares of HLS being registered may not be sold, nor any offers to buy be accepted, prior to the time the registration statement becomes effective. This filing is not an offer to sell or the solicitation of an offer to buy the HLS shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2006

CHARDAN NORTH CHINA ACQUISITION CORPORATION

By:	/s/ Kerry S. Propper
Kerry S. Propper Chief Financial Officer